UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                 April 12, 2000

                         e-Net Financial.Com Corporation
             (Exact name of registrant as specified in its charter)

     Nevada                        0-24512                        84-1273503
(State or other
 jurisdiction                    (Commission                    (IRS Employer
of incorporation                 File Number)                Identification No.)

              3200 Bristol Street, Suite 710, Costa Mesa, CA 92626
                    (Address of principal executive offices)

               Registrant's telephone number, including area code
                                 (714) 557-2222

                                       N/A
          (Former name or former address, if changed since last report)

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Item 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On April 12, 2000, the Company entered into an Amended and Restated Purchase Agreement with EMB Corporation, a Hawaii corporation ("EMB"), and consummated its transaction with EMB, whereby the Company acquired certain assets of the EMB. The assets acquired by the Company constitute the financial services subsidiaries of EMB. The Company acquired all of the outstanding stock, currently held by EMB, of American Residential Funding, Inc., and Bravo Real Estate, Inc. In addition, EMB, pursuant to the agreement, previously transferred to the Company all of the rights of EMB to acquire Titus R. E. LLC ("Titus"), under an existing Letter of Intent between EMB and Titus. In exchange, EMB received 7,500,000 shares of common stock of the Company, which will be included in a registration statement to be filed by the Company with the S.E.C., cash in the amount of $1,595,000 and a short-term promissory note in the amount of $2,405,000.


Item 7. FINANCIAL STATEMENTS OR EXHIBITS.

     a.   Financial Statements.

          a.   Financial Statements of Businesses Acquired

          The required financial statements are not currently available. Pursuant to paragraph (a) (4) of Item 7, the required statements will be filed as soon as practicable, but not later than 60 days after the date this Form 8-K is required to be filed.

          b.   Pro forma Financial Information

          The required pro forma financial information is not currently available. Pursuant to paragraph (b) (2) of Item 7, the required pro forma financial information will be filed as soon as practicable, but not later than 60 days after the date this Form 8-K is required to be filed.

     b.   Exhibits.

          10.1 Amended and Restated Purchase Agreement by and between EMB Corporation and E-Net Financial Corporation dated April 12, 2000.

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SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date:   April 17, 2000                      e-Net Financial.Com Corporation



                                            /s/ JAMES E. SHIPLEY
                                            --------------------
                                            James E. Shipley, Chairman,
                                            Chief Executive Officer